UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2024

REVIV3 PROCARE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-56351	47-4125218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Fremont Avenue, Unit 158, Alhambra, CA	91803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 638-8883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 12, 2024, Reviv3 Procare Company (the “Company”) filed a Certificate of Amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, with the Delaware Secretary of State to implement a reverse stock split of the Company’s issued shares of common stock, par value $0.0001 per share at a ratio of one (1) for twenty (20) approved by the Company’s Board of Directors, effective at 12:01 a.m. Eastern Time on January 16, 2024 (the “Reverse Stock Split”). As a result of the Reverse Stock Split, every twenty (20) shares of the Company’s issued common stock will automatically be combined into one (1) share of common stock. The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholders’ percentage interest in the Company’s common stock, except to the extent that the Reverse Stock Split results in any of our stockholders receiving whole shares in lieu of fractional shares as further described below. Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share. Proportionate adjustments for the Reverse Stock Split will be made to the exercise prices and number of shares issuable under the Company’s equity incentive plan, and the number of shares underlying outstanding equity awards, as applicable. Similarly, the conversion provisions of the Company’s Series A Preferred Stock will also be proportionately adjusted in connection with the Reverse Stock Split. The Reverse Stock Split will not change the par value of the common stock, modify any voting rights or other terms of the common stock, or change the number of authorized shares of the Company.

The Company expects that its common stock will begin trading on a post-Reverse Stock Split basis under the Company’s existing trading symbol “RVIV” when the market opens on January 16, 2024. The ticker symbol will temporarily be appended with “D” to signify the effectiveness of the Reverse Stock Split. The new CUSIP number for the Company’s common stock post-Reverse Stock Split is 76151R206.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On January 16, 2024, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this report.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our expectations, beliefs, intentions or strategies concerning future events, including, but not limited to, any statements regarding the Reverse Stock Split, of which is subject to various risks and uncertainties. When used in this Current Report and Form 8-K, the words or phrases “will,” “expects,” or similar expressions and variations thereof are intended to identify such forward-looking statements. However, any statements contained in this Current Report on Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this Current Report and Form 8-K. We caution that these statements by their nature involve risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors. For example, there can be no assurance that the Reverse Stock Split will be successful. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict. We do not assume the obligation to update any forward-looking statement, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Reviv3 Procare Company, effective as of January 16, 2024
99.1	Press Release of Reviv3 Procare Company, dated January 16, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVIV3 PROCARE COMPANY

Date: January 16, 2024	/s/ Jeff Toghraie
	Name:	Jeff Toghraie
	Title:	Chief Executive Officer